EXHIBIT 99.1

FOR IMMEDIATE RELEASE	SYMBOL: DEVC
Tuesday, January 24, 2006	TRADED: Nasdaq

DEVCON AGREES TO SELL ITS ANTIGUA MATERIALS OPERATION FOR

$5 MILLION; APPOINTS RON LAKEY AS PRESIDENT OF CONSTRUCTION AND

MATERIALS DIVISIONS; RICHARD C. ROCHON APPOINTED CHAIRMAN OF THE

BOARD

DEERFIELD BEACH, Florida, January 24 - The letter of intent, which Devcon entered into in December 2005 to sell certain subsidiaries and net assets that collectively comprise the company’s Construction Division, its remaining Materials operations and DevMat, an 80 percent-owned joint venture, to a private investment group, has expired. Although the company is not currently engaged in negotiations with the private investment group, such negotiations may resume in the future. There is no assurance that any such negotiations, if resumed, will result in a definitive agreement.

The company has, however, entered into a definitive agreement to sell all the outstanding shares of Antigua Masonry Products Limited, which owns and operates the company’s Antigua materials operations, to Donald L. Smith, Jr., the company’s former Chairman and CEO, for approximately $5 million in cash, subject to certain adjustments. The company has retained the right to review other offers. The closing is anticipated to occur on or prior to March 31, 2006. The company is further reviewing its strategic alternatives for its Construction Division, DevMat and its remaining Materials operations.

Devcon also announces that Ron Lakey has been appointed President of its Construction and Materials Divisions and that Dave Rulien will be leaving the company to pursue other interests. In addition, James R. Cast has resigned from the Board and Donald L. Smith, Jr. has stepped down as Chairman of the Board. Mr. Smith will remain a Director of Devcon. Richard C. Rochon has been appointed Chairman of the Board.

About Devcon

Devcon has three operating divisions. The Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division now produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda.

Forward-Looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. You should not rely on forward-looking statements

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PAGE 2 / DEVCON AGREES TO SELL ITS ANTIGUA MATERIALS OPERATION

because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2004 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

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FOR MORE INFORMATION:	Stephen J. Ruzika, President & CEO
Devcon International Corp.
954/429-1500
-or-
Investor Relations Consultants
727/781-5577 or E-mail: devc@mindspring.com